UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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Greektown Superholdings, Inc.

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Greektown Superholdings, Inc.

555 East Lafayette

Detroit, Michigan 48226

INFORMATION STATEMENT

PURSUANT TO SECTION 14(c) OF THE

SECURITIES EXCHANGE ACT OF 1934

Notice of Appraisal Rights
Notice of Stockholder Action by Written Consent

THIS INFORMATION STATEMENT IS BEING PROVIDED SOLELY FOR INFORMATIONAL PURPOSES AND NOT IN CONNECTION WITH ANY VOTE OF THE STOCKHOLDERS OF Greektown Superholdings, Inc.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT BEING REQUESTED TO SEND US A PROXY.

Schedule 14c-1

You are urged to read this Information Statement carefully and in its entirety. However, you are not required to take any action in connection with this Information Statement.  References throughout this Information Statement to “Company,” “Greektown Superholdings” “we,” “us,” and “our” refer to Greektown Superholdings, Inc.

INTRODUCTION

This Information Statement is being furnished pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders of the capital stock of the Company as of November 12, 2013 (the “Stockholders”) to inform our Stockholders that the Board of Directors of the Company (the “Board”) and the holder of a majority of our outstanding shares of capital stock, Athens Acquisition LLC (the “Majority Stockholder”), have approved an amendment to the Certificate of Incorporation of the Company (the “Amendment”) to effectuate a 1-for-104,501 reverse stock split of our issued and outstanding shares of Series A-1 Common Stock (the “Reverse Stock Split”) and to provide Stockholders appraisal rights in connection with this Amendment. Under the Company’s Certificate of Incorporation and by-laws, your consent is not required and is not being solicited in connection with the approval of the Amendment.

Pursuant to the Amendment, upon the Reverse Stock Split, a Stockholder who would otherwise hold a fractional share of our Series A-1 Common Stock, in lieu of receiving a fractional share, will receive a cash payment equal to $90 per share of Series A-1 Common Stock held immediately prior to the Reverse Stock Split unless the Stockholder exercises the appraisal rights described in this Information Statement.

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the Majority Stockholder and shall be considered the notice required under Section 228(e) of the Delaware General Corporation Law (the “DGCL”) and a notice of appraisal rights for purposes of Section 262 of the DGCL. The Amendment cannot be effective, and therefore will not be filed with the Office of the Secretary of State of the State of Delaware, until at least 20 days from the date of mailing this Information Statement. The Amendment is also contingent upon the receipt of any required regulatory approvals, including those of the Michigan Gaming Control Board. The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.

Reverse Stock Split

General

On December [__], the Board fixed the close of business on November 22, 2013 as the record date for the determination of Stockholders who are entitled to give consent and receive this Information Statement (the “Record Date”). On December [__], 2013 the Board is expected to adopt and declare advisable the Amendment, and the Majority Stockholder is expected to approve the Amendment by written consent in lieu of a meeting. As of the Record Date, the Majority Stockholder will hold the following capital stock of the Company: (i) 1,463,535 shares of Series A-1 Preferred Stock representing 100% of the total issued and outstanding shares of Series A-1 Preferred Stock, (ii) 162,255 shares of Series A-2 Preferred Stock representing 100% of the total issued and outstanding shares of Series A-2 Preferred Stock, and (iii) 104,501 shares of Series A-1 Common Stock representing approximately 61.92% of the total issued and outstanding shares of Series A-1 Common Stock.

The Amendment specifies that no fractional shares will be issued in connection with the Reverse Stock Split and a Stockholder that would otherwise hold a fractional share will be entitled, in lieu of receiving a fractional share, to receive a payment in cash equal to $90 per share of our Series A-1 Common Stock held immediately prior to the Reverse Stock Split, unless such holder elects to pursue the appraisal rights described in this Information Statement. A share price of $90 is consistent with: (i) the price per share paid by the Majority Stockholder for shares of the Company in transactions consummated in April and June, 2013; and (ii) the obligations of the Majority Stockholder under the Stockholders Agreement, dated as of April 8, 2013, by and between the Company and the Majority Stockholder (the “Stockholders Agreement”).

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The Company will effect the Reverse Stock Split by reducing the number of the Company’s issued and outstanding shares of Series A-1 Common Stock by the stated ratio, but will not increase the par value of the Series A-1 Common Stock. After the Reverse Stock Split, there will be one share of A-1 Common Stock issued and outstanding, with 4,354,935 shares of Series A-1 Common Stock designated and authorized. The Reverse Stock Split will not reduce or affect shares of our Series A-1 Preferred Stock, Series A-2 Preferred Stock, and Series A-2 Common Stock.

The Amendment will become effective upon filing the Amendment to the Company’s Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware, anticipated to be approximately December 16, 2013 (the “Effective Date”), subject to the prior receipt of any required regulatory approvals, including those of the Michigan Gaming Control Board. A copy of the proposed amendment to the Certificate of Incorporation is attached to this Information Statement as Appendix A.

Purpose of Reverse Stock Split

The Board of Directors believes that it is advisable and in the Company’s best interests to consummate the Reverse Stock Split in order to provide its minority stockholders with liquidity and fulfill certain requirements set forth in the Stockholders Agreement. The Stockholders Agreement provides that the Majority Stockholder would undertake certain actions, including a “short-form merger”, to provide liquidity for the minority stockholders of the Company; the Board had previously determined that it would not be in the best interests of the minority stockholders to be obligated to continue to hold the Company’s equity securities in light of the thin trading of such securities. The Company and the Majority Stockholder have entered into an amendment to the Stockholders Agreement to provide that the Reverse Stock Split would be effectuated in lieu of, but with the same effect under the Stockholders Agreement as, the consummation of the short-form merger. The consideration to be paid in the Reverse Stock Split is the same as the liquidity price anticipated in the Stockholders Agreement. As required by the Stockholders Agreement, prior to entering into the amendment to the Stockholders Agreement, the Majority Stockholder and the Minority Independent Director, as defined in the Stockholders Agreement, determined that the Reverse Stock Split achieves a result that is economically equivalent to that of the short-form merger.

Effect of the Reverse Stock Split

After consummation of the Reverse Stock Split, each holder of shares of our Series A-1 Common Stock as of the Effective Date will become a holder of a fractional interest equal to approximately 1/104,501th of the number of shares of our Series A-1 Common Stock that such holder held prior to the Record Date. Each holder of a fractional interest will receive a payment in cash equal to $90 per share of Series A-1 Common Stock held immediately prior to the Record Date. As of the Effective Date, the owner of a resulting fractional share interest will have only a right to receive the cash payment and no voting, dividend or other rights with respect to that interest, except the right to appraisal as described in this Information Statement.

As of the Effective Date and following the Reverse Stock Split, the Majority Stockholder will own the sole outstanding share of Series A-1 Common Stock and all other outstanding shares of capital stock of the Company.

Effectiveness of the Reverse Stock Split

The Reverse Stock Split will become effective on or about December 16, 2013, subject to the prior receipt of any required regulatory approvals, including those of the Michigan Gaming Control Board.

Fractional Shares

No fractional shares of A-1 Common Stock will be issued in connection with the Reverse Stock Split. A Stockholder who would otherwise hold a fractional share as a result of the Reverse Stock Split, in lieu of receiving a certificate for a fractional share, will receive a payment in cash equal to $90 per share of our Series A-1 Common Stock held immediately prior to the Reverse Stock Split. The owner of a resulting fractional share interest will have only a right to receive the cash payment and no voting, dividend or other rights with respect to that interest, except the right to appraisal as described in this Information Statement.

The share price of $90 is equal to the price per share paid by the Majority Stockholder for shares of the Company in transactions consummated in April and June 2013 with Standard General, L.P., Brigade Leveraged Capital Structures Fund Ltd., and certain funds affiliated with Manulife Asset Management (US) LLC, Oppenheimer Funds Inc., and Solus Alternative Asset Management LP. Further, the share price of $90 is consistent with the obligations of the Majority Stockholder under the Stockholders Agreement. Accordingly, financial projections were not considered by the Board in determining the price to be paid following the Reverse Stock Split. We estimate that the total payments to Stockholders to make cash payments in lieu of issuing fractional shares of Series A-1 Common Stock will be approximately $5,785,000. Information regarding the Company’s financial condition and results of operations is included in the Company’s filings with the SEC, as described below under the caption “Where You Can Find More Information” on page 12.

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Stockholders should be aware that, under the unclaimed property laws of the various jurisdictions where Stockholders reside, where we are domiciled and where the funds will be deposited, amounts due for fractional interests that are not timely claimed after the Effective Date may be required to be paid to the designated agent for each such jurisdiction. Thereafter, Stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Appraisal Rights

Introduction

Under the DGCL, stockholders ordinarily are not entitled to appraisal rights with respect to amendments to a company’s certificate of incorporation, such as the Amendment effecting the Reverse Stock Split. Rather, appraisal rights ordinarily are limited to certain merger transactions. However, Section 262(c) of the DGCL permits any corporation to provide in its certificate of incorporation that appraisal rights shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation. Pursuant to this statutory authority, the Amendment will provide appraisal rights to holders of Series A-1 Common Stock (other than the Majority Stockholder). Pursuant to the Amendment, holders of our Series A-1 Common Stock who satisfy the requirements of Section 262, described herein, will be entitled to appraisal rights if they meet all of the conditions set forth in Section 262 (modified, as nearly as practicable, to reflect that appraisal rights have been extended by the Amendment, rather than a merger). A record holder of shares of Series A-1 Common Stock who makes a proper demand with respect to such shares, and who otherwise complies with the statutory requirements of Section 262, may be entitled to an appraisal by the Delaware Court of Chancery of the fair value of his or her shares of Series A-1 Common Stock. Holders of shares of Series A-1 Common Stock should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the $90 per share consideration. All references in this “Appraisal Rights” section to the “$90 per share consideration” refer to the consideration per share of Series A-1 Common Stock based on the number of shares held immediately prior to the effectiveness of the Reverse Stock Split.

If you choose not to exercise your appraisal rights as described in this Information Statement and in Section 262, a copy of which is attached to this Information Statement as Appendix B, you will be entitled to receive the $90 per share consideration following compliance with the procedural requirements for surrendering your stock certificates and receiving the $90 per share. Shareholders are encouraged to review financial information regarding the Company. See “Where You Can Find More Information” on page 12.

This Information Statement provides certain information regarding appraisal rights under Section 262 and the procedure that must be followed if you wish to exercise appraisal rights. Any holder of shares of Series A-1 Common Stock who wishes to exercise appraisal rights or wishes to preserve the right to do so should carefully review Section 262. Failure to properly comply with the procedures specified in Section 262 will result in the loss of appraisal rights under the DGCL.

A stockholder who elects to exercise appraisal rights must, within 20 days after the date of the mailing of this Information Statement (which date is December 15, 2013), demand in writing the appraisal of such shares of Series A-1 Common Stock from the Company at the following address:

Greektown Superholdings, Inc.

555 East Lafayette

Detroit, Michigan 48226

Attention: Corporate Secretary

If, after reviewing this Information Statement, you do not wish to exercise your appraisal rights under Section 262, you will be entitled to receive the $90 per share consideration following your compliance with the procedural requirements for surrendering your stock certificate(s) and receiving the $90 per share consideration.

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Summary of Appraisal Rights

Holders of shares of Series A-1 Common Stock as of immediately prior to the Effective Date (other than the Majority Stockholder) are, pursuant to the Certificate of Incorporation of the Company, as amended by the Amendment, entitled to appraisal rights under Section 262 of the DGCL if they meet all of the conditions set forth in Section 262.

Section 262 is reprinted in its entirety as Appendix B to this Information Statement. The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Appendix B. This discussion and Appendix B should be reviewed carefully by any stockholder who wishes to exercise statutory appraisal rights or who wishes to preserve the right to do so, as failure to comply with the procedures set forth herein or therein will result in the loss of appraisal rights.

This Information Statement constitutes the notice of appraisal contemplated by Section 262(d)(2). Because this Information Statement does not provide the Effective Date of the Amendment, the Company will send a subsequent notice notifying stockholders of the Effective Date of the Amendment. This subsequent notice will be sent prior to or within 10 days of the Effective Date to all Stockholders, whether or not such Stockholders have demanded appraisal rights under Section 262.

A record holder of shares of Series A-1 Common Stock who makes the demand described below with respect to such shares, and who otherwise complies with the statutory requirements of Section 262, will be entitled to an appraisal by the Delaware Court of Chancery (the “Delaware Court”) of the fair value of the shares of Series A-1 Common Stock held by such holder immediately prior to the Effective Date. All references in this Summary of Appraisal Rights to a “stockholder” or “holders of shares of Series A-1 Common Stock” are to the record holder or holders of shares of Series A-1 Common Stock as of immediately prior to the Effective Date.

Among other things, in order to perfect such a holder’s right of appraisal in respect of shares of Series A-1 Common Stock, such holder must demand in writing an appraisal of such holder’s shares within 20 days after November 25, 2013, the date of mailing of this notice. A demand for appraisal must be executed by or on behalf of the holder of record and must reasonably inform the Company of the identity of the holder of record of the shares covered by the demand and that such holder of record intends thereby to demand appraisal of such shares. To exercise appraisal rights, the holder must continuously hold his, her, or its shares of Series A-1 Common Stock from the date of demand through the Effective Date.

A person who holds a beneficial interest in shares of Series A-1 Common Stock that are held of record in the name of another person, such as a broker, fiduciary, depository or other nominee, must act promptly to cause the record holder to follow the steps summarized herein properly and in a timely manner to perfect appraisal rights. If the shares of Series A-1 Common Stock are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian), depository or other nominee, such demand must be executed by or for the record owner. If the shares of Series A-1 Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner. If a stockholder holds shares of Series A-1 Common Stock through a broker who in turn holds the shares through a central securities depository nominee, a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

A record holder, such as a broker, fiduciary, depository or other nominee, who holds shares of Series A-1 Common Stock as a nominee for others, may exercise appraisal rights with respect to such shares that are held for all or less than all beneficial owners of shares of Series A-1 Common Stock as to which such person is the record owner. In such case, the written demand must set forth the number and type of shares of Series A-1 Common Stock covered by such demand. Where the number and type of shares of Series A-1 Common Stock are not expressly stated, the demand will be presumed to cover all shares of Series A-1 Common Stock outstanding in the name of such record owner as of immediately prior to the Effective Date.

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Within 120 days after the Effective Date, but not thereafter, either the Company or any stockholder who has complied with the requirements of Section 262, may file a petition in the Delaware Court, with a copy served on the Company in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of Series A-1 Common Stock of all dissenting stockholders. There is no present intent on the part of the Company to file an appraisal petition, and stockholders seeking to exercise appraisal rights should not assume that the Company will file such a petition or that the Company will initiate any negotiations with respect to the fair value of such shares. Accordingly, holders of shares of Series A-1 Common Stock who desire to have the shares held by them immediately prior to the Effective Date appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. Within 120 days after the Effective Date, any stockholder who has theretofore complied with the applicable provisions of Section 262 will be entitled, upon written request, to receive from the Company, a statement setting forth the aggregate number and type of shares of Series A-1 Common Stock with respect to which demands for appraisal were timely received by the Company and the number of holders of such shares. Such statement must be mailed within 10 days after the written request therefor has been received by the Company or within 10 days after expiration of the period for delivery of demands for appraisal under Section 262, whichever is later. Notwithstanding the requirement that only record stockholders may demand appraisal, a person who was the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition for appraisal or request from the Company the statement described in this paragraph.

If a petition for an appraisal is timely filed with the Delaware Court and a copy served upon the Company, the Company will then be obligated within 20 days of service to file with the Delaware Register in Chancery a list containing the names and addresses of all the stockholders who have demanded appraisal of the shares of Series A-1 Common Stock formerly held by them and with whom agreements as to the value of such shares have not been reached. After notice to the stockholders by the Register in Chancery, as required under Section 262, the Delaware Court may conduct a hearing on such petition to determine which stockholders are entitled to appraisal rights. The Delaware Court may require the stockholders who have demanded an appraisal for the shares of Series A-1 Common Stock formerly held by them and who held stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such stockholder. Where proceedings are not dismissed, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court will determine the “fair value” of such shares exclusive of any element of value arising from the accomplishment or expectation of the Amendment, together with interest thereon to be paid in accordance with Section 262 and as the Delaware Court so determines. Unless the Delaware Court, in its discretion, sets a different interest rate for good cause shown, interest on an appraisal award will accrue and compound quarterly from the Effective Date through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Date and the date of payment of the judgment.

Although the Company believes that the consideration payable to stockholders in connection with the Amendment is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the $90 per share consideration. Moreover, the Company does not anticipate offering more than the $90 per share consideration to any stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of Series A-1 Common Stock is less than $90 per share. In determining “fair value”, the Delaware Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “fair price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the Amendment which throw any light on future prospects of the corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger [or, in the case of the Company, of the Amendment].” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger [or, in the case of the Company, the Amendment] and not the product of speculation, may be considered.”

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The cost of the appraisal proceeding may be determined by the Delaware Court and taxed against the parties as the Delaware Court deems equitable in the circumstances. However, costs do not include attorneys’ and expert witness fees. Each dissenting stockholder is responsible for his or her attorneys’ and expert witness fees, although, upon application of a dissenting stockholder of the Company, the Delaware Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all shares of stock entitled to appraisal.

Any holder of shares of Series A-1 Common Stock who has duly demanded appraisal in compliance with Section 262 and which demand has not been effectively withdrawn will not, after the Effective Date, be entitled to vote for any purpose any shares subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the Effective Date.

At any time within 60 days after the Effective Date, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will have the right to withdraw such demand for appraisal and to accept the terms described in this Information Statement; after this period, the stockholder may withdraw such demand for appraisal only with the consent of the Company. Any stockholder may withdraw such stockholder’s demand for appraisal by delivering to the Company a written withdrawal of his, her or its demand for appraisal and acceptance of the $90 per share consideration, except (i) that any such attempt to withdraw made more than 60 days after the Effective Date will require written approval of the Company and (ii) that no appraisal proceeding in the Delaware Court shall be dismissed as to any stockholder without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just; provided, however, that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and accept the terms described in this Information Statement within 60 days after the Effective Date. If no petition for appraisal is filed with the Delaware Court within 120 days after the Effective Date, stockholders’ rights to appraisal shall cease, and all holders of shares of Common Stock will be entitled to receive the $90 per share consideration. Inasmuch as the Company has no obligation to file such a petition, and the Company has no present intention to do so, any holder of shares of Series A-1 Common Stock who desires such a petition to be filed is advised to file it on a timely basis.

Accounting Matters

The Reverse Stock Split will not affect the par value of our Series A-1 Common Stock. As a result, on the effective date of the Reverse Stock Split, the stated par value capital on our balance sheet attributable to our Series A-1 Common Stock will be reduced proportionately and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced.

Certain Federal Income Tax Consequences

We have summarized below what we believe to be certain federal income tax consequences to the Company and its Stockholders resulting from the Reverse Stock Split. This summary is based on the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date of this Information Statement. Such tax laws may change, even retroactively. This discussion is for general information only and does not discuss consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers, or insurance companies). This discussion only applies to Stockholders who hold their shares of A-1 Common Stock as capital assets. In addition, this summary does not discuss any state, local, foreign or other tax considerations. Stockholders are urged to consult their own tax advisors to determine the particular federal, state, local, foreign, and other tax consequences to them, in light of their specific circumstances. We will not apply for any ruling from the Internal Revenue Service, nor will we receive an opinion of counsel with respect to the tax consequences of the Reverse Stock Split. The Company believes that because the Reverse Stock Split is not part of a plan to increase periodically a Stockholder’s proportionate interest in the assets or earnings and profits of the Company, the Reverse Stock Split should have the following federal income tax consequences.

A Stockholder will not recognize any gain or loss for federal income tax purposes upon the conversion of pre-Reverse Stock Split shares of A-1 Common Stock into post-Reverse Stock Split shares of A-1 Common Stock pursuant to the Reverse Stock Split except for any gain or loss recognized with respect to cash received in lieu of a fractional share. In general, a Stockholder who receives cash in lieu of a fractional share should recognize gain or loss in an amount equal to the difference between the amount of cash received and the holder’s tax basis in the shares of stock surrendered that is allocated to such fractional share. In the aggregate, the adjusted tax basis of a Stockholder in the A-1 Common Stock received after the Reverse Stock Split will be the same as the adjusted tax basis of the A-1 Common Stock held prior to the Reverse Stock Split, and the holding period of the A-1 Common Stock received after the Reverse Stock Split will include the holding period of the A-1 Common Stock held prior to the Reverse Stock Split. Such gain or loss generally will be long-term capital gain or loss if the Stockholder’s holding period in its pre-Reverse Stock Split A-1 Common Stock is more than one year as of the Reverse Stock Split. No gain or loss will be recognized by the Company as a result of the Reverse Stock Split.

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The foregoing discussion summarizing certain federal income tax consequences does not refer to the particular facts and circumstances of any specific Stockholder. Stockholders are urged to consult their own tax advisors for more specific and definitive advice as to the federal income tax consequences to them of the Reverse Stock Split, as well as advice as to the application and effect of state, local and foreign income and other tax laws.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Company’s capital stock consists of 7,333,333 shares: (i) 2,333,333 shares of the Company’s preferred stock are authorized, par value $0.01 per share, of which 1,688,268 are designated and authorized as Series A-1 preferred stock (“Series A-1 Preferred Stock”), of which 1,463,535 are outstanding as of November 12, 2013, and 645,065 are designated and authorized as Series A-2 preferred stock (the “Series A-2 Preferred Stock”) of which 162,255 are outstanding as of November 12, 2013, and (ii) 5,000,000 shares of the Company’s common stock are authorized, par value $0.01 per share, of which 4,354,935 are designated and authorized as Series A-1 common stock (the “Series A-1 Common Stock”), of which 168,770 are outstanding as of November 12, 2013, and 645,065 are designated and authorized as Series A-2 common stock (“Series A-2 Common Stock” and, together with the Series A-1 Common Stock, the Series A-1 Preferred Stock and the Series A-2 Preferred Stock, collectively, the “Voting Stock”) of which no shares are outstanding as of November 12, 2013.

The following table sets forth the beneficial ownership of the Company’s Series A-1 Preferred Stock and Series A-2 Preferred Stock and Series A-1 Common Stock as of November 12, 2013 for (i) each director/director nominee of the Company (including former directors), (ii) each named executive officer and significant employee, (iii) each person known to the Company to be the beneficial owner of more than 5% of the Series A-1 Common Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock, and (iv) the Board and the named executive officers of the Company as a group.

Beneficial ownership is determined according to the rules of the U.S. Securities and Exchange Commission (“SEC”), and generally a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, and includes any securities that a person has the right to acquire beneficial ownership of within 60 days. Except as indicated, all shares of Voting Stock were owned directly as of November 12, 2013, and the person or entity listed as the beneficial owner has sole voting and investment power. The address for each director and executive officer of the Company is c/o Greektown Superholdings, Inc., 555 East Lafayette, Detroit, Michigan 48226. In accordance with applicable SEC rules, the ownership and voting percentages included in this table do not give effect to the dividend accruals, which have the effect of increasing the number of Series A-1 Common Stock and Series A-2 Common Stock into which each share of Series A-1 Preferred Stock and Series A-2 Preferred Stock, respectively, is convertible.

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	Series A-1 Common Stock		Series A-1 Preferred Stock	Series A-2 Preferred Stock		Total			Voting
Name, Position	Number Beneficially Owned	% of Total Series A-1 Common Stock	Number Beneficially Owned	% of Total Series A-1 Preferred Stock	Number Beneficially Owned	% of Total Series A-2 Preferred Stock	Total Number of Capital Stock Beneficially Owned	% of Total Capital Stock	% of Voting Capital Stock
James A Barrett, Jr., former Director (1)	1,388	*	—	—	—	—	1,388	*	*
John Bitove, former Director (2)	1,388	*	—	—	—	—	1,388	*	*
Darrell Burks, Director (3)	1,388	*	—	—	—	—	1,388	*	*
Jeffrey Cohen, Director	—	—	—	—	—	—	—	-—	-
Matthew Cullen, Director	—	—	—	—	—	—	—	—	-
Daniel Gilbert, Director (4)	104,501	61.92%	1,666,046 (5)	100.00%	622,842 (6)	100.00%	2,393,389	97.93%	97.31%
Freman Hendrix, Director (7)	2,175	1.29%	—	—	—	—	2,175	*	*
Yvette E. Landau, former Director (8)	1,388	*	—	—	—	—	1,388	*	*
Charles Moore, Director (9)	1,388	*	—	—	—	—	1,388	*	*
Michael Puggi, President and CEO (10)	7,000	4.15%	—	—	—	—	7,000	*	*
Steven Rosenthal, Director	—	—	—	—	—	—	—	—	—
Glen Tomaszewski, Senior Vice President, CFO and Treasurer (11)	3,000	1.78%	—	—	—	—	3,000	*	*
Richard Vitali, Former VP, General Counsel and Secretary (12)	2,000	1.19%	—	—	—	—	2,000	*	*
All Board of Directors and named executive officers as a group	125,616	74.43%	1,666,046 (5)	100.00%	622,842 (6)	100.00%	2,414,504	98.61%	98.20%

Athens Acquisition, LLC	104,501	61.92%	1,666,046 (5)	100.00%	622,842 (6)	100.00%	2,393,389	97.93%	97.31%

*           Less than 1%.

  _______________________

(1)

Mr. Barrett was granted 1,388 share units of restricted Series A-1 Common Stock of the Company, which will vest over three years, commencing as of August 14, 2012, subject to acceleration in the event of a change of control, which change of control and accelerated vesting of then unvested shares occurred on April 15, 2013.

(2)

Mr. Bitove has been granted 1,388 shares of restricted Series A-1 Common Stock of the Company, which will vest over three years, commencing as of July 1, 2010, subject to acceleration in the event of a change of control, which change of control and accelerated vesting of then unvested shares occurred on April 15, 2013.

(3)

Mr. Burks was granted 1,388 share units of restricted Series A-1 Common Stock of the Company, which will vest over three years, commencing as of July 1, 2012, subject to acceleration in the event of a change of control, which change of control and accelerated vesting of then unvested shares occurred on April 15, 2013.

(4)	The number of shares reported in the above table under the row of Daniel Gilbert includes the number of shares held by Athens Acquisition LLC. Address: 1086 Woodward Avenue, Detroit, Michigan 48226.
(5)	Includes warrants to acquire 202,511 shares of Series A-1 Preferred Stock.
(6)	Includes warrants to acquire 460,587 shares of Series A-2 Preferred Stock.

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(7)

Mr. Hendrix has been granted (i) 277 shares of restricted Series A-1 Common Stock of the Company, vesting in quarterly increments over a one year period, commencing as of October 1, 2010, subject to acceleration in the event of a change of control, which change of control and accelerated vesting of then unvested shares occurred on April 15, 2013, (ii) 88 shares of restricted Series A-1 Common Stock of the Company, vesting in quarterly increments over a one year period, commencing as of October 1, 2011, subject to acceleration in the event of a change of control, which change of control and accelerated vesting of then unvested shares occurred on April 15, 2013, (iii) 1,666 shares of restricted Series A-1 Common Stock of the Company, which will vest over three years, commencing as of October 1, 2010, subject to acceleration in the event of a change of control, which change of control and accelerated vesting of then unvested shares occurred on April 15, 2013 and (iv) 144 shares of restricted Series A-1 Common Stock of the Company, vesting in quarterly increments over a one year period, commencing as of February 11, 2013, subject to acceleration in the event of a change of control, which change of control and accelerated vesting of then unvested shares occurred on April 15, 2013.

(8)

Ms. Landau has been granted 1,388 shares of restricted Series A-1 Common Stock of the Company, which will vest over three years, commencing as of July 1, 2010, subject to acceleration in the event of a change of control, which change of control and accelerated vesting of then unvested shares occurred on April 15, 2013.

(9)

Mr. Moore was granted 1,388 share units of restricted Series A-1 Common Stock of the Company, which will vest over three years, commencing as of August 14, 2012, subject to acceleration in the event of a change of control, which change of control and accelerated vesting of then unvested shares occurred on April 15, 2013.

(10)

Mr. Puggi was granted 7,000 share units of restricted Series A-1 Common Stock of the Company, which will vest over three years, commencing as of July 1, 2011, subject to acceleration in the event of a change of control, which change of control and accelerated vesting of then unvested shares occurred on April 15, 2013.

(11)

Mr. Tomaszewski was granted 3,000 share units of restricted Series A-1 Common Stock of the Company, which will vest over three years, commencing as of October 1, 2011, subject to acceleration in the event of a change of control, which change of control and accelerated vesting of then unvested shares occurred on April 15, 2013.

(12)

Mr. Vitali was granted 2,000 share units of restricted Series A-1 Common Stock of the Company, which will vest over three years, commencing on May 1, 2012, subject to acceleration in the event of a change of control, which change of control and accelerated vesting of then unvested shares occurred on April 15, 2013.

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Change in Control

In April 2013, a change of control of the Company occurred when the Majority Stockholder acquired 76.8% of the voting power of all securities of the Company. The following is a summary of the transactions leading up to and following this change of control.

On June 15, 2012, the Majority Stockholder acquired 80,000 shares of Series A-1 Preferred Stock of the Company, in an over-the-counter market transaction for an aggregate purchase price of $5,760,000 or $72 per share.

In transactions closing on April 12, 2013 and April 15, 2013, following the approval of the purchases by the Michigan Gaming Control Board on April 9, 2013, the Majority Stockholder purchased the following shares from certain funds affiliated with Manulife Asset Management (US) LLC, Oppenheimer Funds Inc., and Solus Alternative Asset Management LP: (i) 91,088 shares of Series A-1 Common Stock; (ii) 1,042,436 shares of Series A-1 Preferred Stock; (iii) 40,579 shares of Series A-2 Preferred Stock; (iv) warrants to acquire 202,511 shares of Series A-1 Preferred Stock; and (v) warrants to acquire 186,657 shares of Series A-2 Preferred Stock (collectively, the “April Shares”). The aggregate purchase price of the April Shares was $140,694,390 or $90 per share. The source of funds for the purchase of the April Shares was the working capital of the Majority Stockholder. Consummation of the purchase of the April Shares resulted in the Majority Stockholder having beneficial ownership representing 76.8% of the voting power of all securities of the Company. The Majority Stockholder is not, and has never been, affiliated with the sellers of the April Shares.

In transactions closing on June 17, 18 and 19, 2013, following the approval of the purchases by the Michigan Gaming Control Board on June 11, 2013, the Majority Stockholder purchased the following shares from Standard General, L.P. and Brigade Leveraged Capital Structures Fund Ltd.: (i) 13,413 shares of Series A-1 Common Stock; (ii) 341,099 shares of Series A-1 Preferred Stock; (iii) 121,676 shares of Series A-2 Preferred Stock; and (iv) warrants to purchase 273,930 shares of Series A-2 Preferred Stock (collectively, the “June Shares”). The aggregate purchase price for the June Shares was $67,510,620 or $90 per share. The source of funds for the purchase of the June Shares was the working capital of the Majority Stockholder. Consummation of the purchase of the June Shares resulted in the Majority Stockholder having 97.2% of the voting power of all securities of the Company, which it has held up to and including the date of this Information Statement. The Majority Stockholder is not, and has never been, affiliated with the sellers of the June Shares.

Interest of Certain Persons in Reverse Stock Split

Except as disclosed below, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split:

(A) Any of our directors or officers at any time since the beginning of the last fiscal year;

(B) Any proposed nominee for election as our director; or

(C) Any associate of any of the foregoing persons.

After the consummation of the Reverse Stock Split, each of the following will receive a cash payment in an amount per share equal to $90 per share of A-1 Common Stock they held prior to the Effective Date:

Name, Position	Shares of Series A-1 Common Stock owned as of November 12, 2013	Shares of Series A-1 Common Stock owned after proposed Reverse Stock Split	Cash Payment in lieu of fractional shares
James A Barrett, Jr., former Director	1,388	0.01328217	$124,920.00
John Bitove, former Director	1,388	0.01328217	$124,920.00
Darrell Burks, Director	1,388	0.01328217	$124,920.00
Freman Hendrix, Director	2,175	0.020813198	$195,750.00
Yvette E. Landau, former Director	1,388	0.01328217	$124,920.00
Charles Moore, Director	1,388	0.01328217	$124,920.00
Michael Puggi, President and CEO	7,000	0.066985005	$630,000.00
Glen Tomaszewski, Senior Vice President, CFO and Treasurer	3,000	0.028707859	$270,000.00
Richard Vitali, former VP, General Counsel and Secretary	2,000	0.019138573	$180,000.00

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Additionally, after the consummation of the Reverse Stock Split, the Majority Stockholder will own, and Dan Gilbert will beneficially own, the following securities of the Company: 1,463,535 shares of Series A-1 Preferred Stock; 1 share of Series A-1 Common Stock; 162,255 shares of Series A-2 Preferred Stock; warrants exercisable for 202,511 shares of Series A-1 Preferred Stock; and warrants exercisable into 460,587 shares of Series A-2 Preferred Stock. The foregoing securities represent 100% of the voting power of all Company securities.

WHERE YOU CAN FIND MORE INFORMATION

We file reports with the SEC, including annual reports, quarterly reports as well as other information we are required to file pursuant to securities laws. You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this information statement on Schedule 14C to be signed on its behalf by the undersigned hereunto duly authorized.

Greektown Superholdings, Inc.

Dated: November 12, 2013	By:
Name:
Title:

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Appendix A

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

GREEKTOWN SUPERHOLDINGS, INC.

GREEKTOWN SUPERHOLDINGS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

FIRST: The Board of Directors of the Corporation duly adopted resolutions setting forth an amendment of the Corporation’s Certificate of Incorporation, to amend and restate Article Fourth, Section A, paragraph 3 of the Certificate of Incorporation.

SECOND: That Article Fourth, Section A, paragraph 3 of the Certificate of Incorporation be amended and restated to read in its entirety as follows:

3. esignation. A total of four million three hundred fifty-four thousand nine hundred thirty-five (4,354,935) shares of the Corporation’s Common Stock shall be designated as a series known as Series A-1 Common Stock, par value $0.01 per share (the “Series A-1 Common Stock”), and a total of six hundred forty-five thousand sixty-five (645,065) shares of the Corporation’s Common Stock shall be designated as a series known as Series A-2 Common Stock, par value $0.01 per share (the “Series A-2 Common Stock” and together with the Series A-1 Common Stock, the “Series A Common Stock”).

Effective on the filing of the amendment to the Certificate of Incorporation inserting this paragraph (the “Charter Amendment,” and the time of effectiveness of such filing, the “Effective Time”), each 104,501 shares of the Corporation’s Series A-1 Common Stock, par value $.01 per share, issued and outstanding immediately prior to the Effective Time shall be combined into 1 share of Series A-1 Common Stock, par value $.01 per share, without any further action by the Corporation or the holders thereof. No fractional shares shall be issued in connection with, or as a result of, the foregoing combination. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay an amount of cash equal to the product of (i) the fractional share to which the holder would otherwise be entitled and (ii) $9,405,090. Pursuant to Section 262(c) of the Delaware General Corporation Law, persons and entities that held shares of Series A-1 Common Stock of the Corporation immediately prior to the Effective Time shall be entitled to appraisal rights as a result of the Charter Amendment and, to the fullest extent permitted by applicable law, holders of Series A-1 Common Stock who seek appraisal rights as a result of the Charter Amendment (other than the stockholder holding a whole share of Series A-1 Common Stock as a result of the Charter Amendment) and who thereafter fail to perfect, or otherwise waive, withdraw or lose the right to seek appraisal shall be entitled to receive as a result of such failure to perfect, waiver, withdrawal or loss of appraisal rights only the cash payment in lieu of fractional shares provided by this paragraph, and nothing else.

THIRD: The foregoing amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Incorporation as of the __ day of December, 2013.

Greektown Superholdings, Inc.

By:
Name:
Title:

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APPENDIX B

EXPLANATORY NOTE: Below is a complete copy of Section 262 of the Delaware General Corporation Law regarding appraisal rights. As noted in the section of this Information Statement captioned “Appraisal Rights” on page 4, appraisal rights ordinarily are limited to certain merger transactions. Section 262(c) authorizes a corporation to provide in its certificate of incorporation that appraisal rights under Section 262 shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation. In such a case, Section 262(c) provides that the procedures of Section 262 “shall apply as nearly as practicable” to appraisal rights with respect to an amendment. Pursuant to that authority, the Amendment provides appraisal rights to holders of the Company’s Series A-1 Common Stock (other than the Majority Stockholder).

Because Section 262 otherwise employs terms not applicable to amendments of a certificate of incorporation (for example, by referring to the “merger and consolidation” and to the “surviving or resulting corporation”), and to facilitate stockholders’ review of Section 262 to the extent it would apply “as nearly as practicable” in the case of the Amendment, we have included in brackets additional language that we believe helps to clarify the application and operation of Section 262 regarding the availability of appraisal rights in connection with the Amendment. ALL SUCH BRACKETED LANGUAGE IS SUPPLIED ENTIRELY BY US FOR YOUR CONVENIENCE AND IS NOT PART OF THE STATUTORY TEXT OF SECTION 262. All language supplied by us is identifiable because it is in brackets, and all language not in brackets is the complete statutory text as enacted by the delaware general assemby and in effect on the date of this Information Statement. because of the complexity of the procedures for exercising the right to seek appraisal, we encourage any stockholder deciding whether to exercise such rights to consider seeking the advice of legal counsel.

DELAWARE GENERAL CORPORATION LAW SECTION 262

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation [or, in this case, the Amendment], who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation [or, in this case, the Amendment] nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

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b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation”, and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation”.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation [or, in this case, the Amendment] was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation [or, in this case, the Company] before the effective date of the merger or consolidation [or, in this case, the Amendment] or the surviving or resulting corporation [or, in this case, the Company] within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation [or, in this case, the Amendment] and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation [or, in this case, the Amendment], shall, also notify such stockholders of the effective date of the merger or consolidation [or, in this case, the Amendment]. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation [or, in this case, the Company] the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation [or, in this case, the Amendment], either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation [or, in this case, the Amendment] notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation [or, in this case, the Amendment] or (ii) the surviving or resulting corporation [or, in this case, the Company] shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation [or, in this case, the Amendment], the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

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(e) Within 120 days after the effective date of the merger or consolidation [or, in this case, the Amendment], the surviving or resulting corporation [or, in this case, the Company] or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation [or, in this case, the Amendment], any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation [or, in this case, the Amendment]. Within 120 days after the effective date of the merger or consolidation [or, in this case, the Amendment], any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation [or, in this case, the Company] a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation [or, in this case, the Amendment] and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation [or, in this case, the Company] or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation [or, in this case, the Company], which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation [or, in this case, the Company]. If the petition shall be filed by the surviving or resulting corporation [or, in this case, the Company], the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation [or, in this case, the Company] and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation [or, in this case, the Company].

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation [or, in this case, the Amendment], together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger [or, in this case, the Amendment] through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger [or, in this case, the Amendment] and the date of payment of the judgment. Upon application by the surviving or resulting corporation [or, in this case, the Company] or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation [or, in this case, the Company] pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

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(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation [or, in this case, the Company] to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation [or, in this case, the Company] be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation [or, in this case, the Amendment], no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation [or, in this case, the Amendment]); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation [or, in this case, the Company] a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation [or, in this case, the Amendment], either within 60 days after the effective date of the merger or consolidation [or, in this case, the Amendment] as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation [or, in this case, the Amendment] within 60 days after the effective date of the merger or consolidation [or, in this case, the Amendment], as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation [or, in this case, the Company] to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation [or, in this case, the Amendment] shall have the status of authorized and unissued shares of the surviving or resulting corporation [or, in this case, the Company].

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